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                                                                    Exhibit 23.1

SCHWARTZ  LEVITSKY  FELDMAN  LLP
CHARTERED  ACCOUNTANTS
TORONTO,  MONTREAL,  OTTAWA

                                                                             SLF

                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP

The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants, hereby consents to the use of our name and use of auditors' report dated September 30, 2002 on the financial statements of Shenzhen Acto Digital Video Tech Co. Ltd. and our auditors' report dated October 30, 2002 on examination of pro forma financial information for the year ended December 31, 2001 with review of pro forma financial information for the eight month ended August 31, 2002 of Acto Digital Video U.S.A. Inc. (the "Company") included in the Registration Statement on Form SB-2 being filed by the Company.


Toronto,  Ontario
December  18,  2002

                                               /s/ Schwartz Levitsky Feldman llp
                                                           Chartered Accountants





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